UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200 Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2008, the Board of Directors of WSB Holdings, Inc. (the “Company”) increased the size of the Board of Directors to nine persons and appointed Mr. James Hooper to serve on the Board of Directors of the Company in the class of directors whose term expires at the annual meeting of stockholders in 2011 and Mr. Charles W. McPherson to serve on the Board of Directors of the Company in the class of directors whose term expires at the annual meeting of stockholders in 2010 and to serve as a member of the Company’s audit committee .  There was no arrangement or understanding between Mr. Hooper or Mr. McPherson and any other person pursuant to which they were selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Hooper or Mr. McPherson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The company also announced the retirement of Director Stephen Troese on October 23, 2008.

A copy of the press release relating to Mr. Hooper and Mr. McPherson’s appointment and retirement of Director Troese dated October 23, 2008, is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008	WSB HOLDINGS, INC.

Carol A. Ramey
Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 23, 2008